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EXHIBIT 4.7  NON-QUALIFIED STOCK OPTION AGREEMENT WITH RICHARD W. GRAY

Non-Qualified                                                  Option No. 1
                                                           No. of Shares: 30,000

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THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE
SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES REGULATORS AND ARE OFFERED PURSUANT TO ONE OR MORE EXEMPTIONS AVAILABLE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES IS RESTRICTED AS PROVIDED IN SECTION 5 BELOW.
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                               VIEW SYSTEMS, INC.
                                  STOCK OPTION
                                       AND
                             STOCK OPTION AGREEMENT

        This Stock Option is granted and this Stock Option Agreement (the "Agreement") is executed by and between View Systems, Inc., a Florida corporation (the "Company"), and Richard W. Gray, 5605 Wood Thrush, Fairfax,
            Va. 22032 (the "Optionee"), effective September 1, 1999.

                                    RECITALS

     A. The Company has duly adopted the View Systems, Inc. 1999 Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan").

     B. The Plan authorizes the Board of Directors or a Committee appointed by the Board of the Company to grant stock options to officers and employees.

     C. The Board of Directors has selected the Optionee to receive stock options under the Plan.

     D. Optionee understands that the Company grants Optionee stock options with the expectation that Optionee will significantly contribute to the future growth of the Company and attainment of its goal of achieving a size and make-up suitable for public equity markets.

     NOW, THEREFORE, THE COMPANY AND THE OPTIONEE COVENANT AND AGREE AS FOLLOWS:

     1. NUMBER OF SHARES SUBJECT TO OPTION AND OPTION PRICE. The Company hereby grants to the Optionee non-qualified Stock Option (not qualified under Section 422 of the Internal Revenue Code of 1986 as amended) (the "Option") to purchase from the Company Thirty Thousand (30,000) shares of the common stock


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of the Company, $.001 par value (the "Common Stock") at an exercise price of
$.01 per share. The Option is exercisable upon the terms and conditions contained herein.

     2. ADDITIONAL TERMS OF THE OPTION. Subject to the provisions of Paragraph 3 below, the Option shall have the following terms:

     2.1. The effective date of the grant of the Option shall be September 1, 1999.

     2.2. The Options shall vest and expires as follows:

                         NUMBER               CUMULATIVE
VESTING DATE            OF OPTIONS       PERCENTAGE VESTED               EXPIRATION DATE
------------            ----------       -----------------              ------------------
September 1, 1999         5,000                16.67%                   September 1, 2004
October 1, 1999           5,000                33.33%                   October 1, 2004
November 1, 1999          5,000                                         November 1, 2004
December 1, 1999          5,000                66.66%                   December 1, 2004
January 1, 2,000          5,000                                         January 1, 2004
February 1, 2,000         1,000                                         February 1, 2004
March 1, 2,000            1,000                                         March 1, 2004
April 1, 2,000            1,000                                         April 1, 2004
May 1, 2,000              1,000                                         May 1, 2004
June 1, 2,000             1,000                                         June 1, 2004


          2.3 To the extent vested, the Option may be exercised in whole or in part at any time and from time to time prior to the Expiration Date.

          2.4. The Option must be exercised, if at all, as to a whole number of shares.

     3. INCORPORATION BY REFERENCE OF THE TERMS AND CONDITIONS OF THE PLAN. The terms and conditions of this Option shall be subject to all of the terms and conditions of the Plan, which are expressly incorporated by reference into this Agreement to the same extent and with the same effect as set forth herein. In the event of a conflict or inconsistency between the terms and conditions set forth in this Agreement and the terms and conditions of the Plan, those of the Plan shall control.

     4. EXERCISE OF THE OPTION: DELIVERY OF CERTIFICATES.

          4.1. The Option may be exercised only in accordance with the terms and conditions of Section 8 of the Plan and by delivery to the Company of a Notice of Exercise substantially in the form of Exhibit B, including all exhibits and attachments thereto.

          4.2. Within a reasonable time after exercise, the Company shall deliver to the Optionee a certificate for the shares of Common Stock for which exercise of the Option was made and, unless the Option has expired or been exercised in full, a new Stock Option Agreement covering the balance of the shares of Common Stock covered by this Option for which exercise has not been made. Unless otherwise agreed to by the Company and the Optionee, the new agreement shall have the same terms and conditions of this Option and Agreement (except as to the number of shares of Common Stock subject thereto and except to the extent that the


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Plan has been modified or amended, in which case the new Option and agreement shall reflect the modified and amended terms and conditions of the Plan).

     5. TRANSFERABILITY OF THE OPTION. The Option is transferable only in accordance with Section 5 of the Plan.

     6. WARRANTIES AND REPRESENTATIONS OF THE OPTIONEE. By executing this Agreement, the Optionee accepts the Option and agrees to be bound by all of the terms of the Option, this Agreement and the Plan. In accepting the Option, the Optionee warrants to the Company and agrees with the Company as follows:

          6.1. The Optionee will abide by all of the terms and provisions of the Option, this Agreement and the Plan.

          6.2. The Optionee recognizes, agrees and acknowledges that no registration statement under the Securities Act of 1933, as amended, or under any state securities law has been filed with respect to the Option or any shares of Common Stock to be purchased upon exercise of the Option.

          6.3. The Optionee warrants and represents that the Option and any shares of Common Stock of the Company purchased upon exercise of the Option will be acquired and held by the Optionee for his or her own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time.

          6.4. The Optionee agrees not to sell, transfer or otherwise dispose of the Option or any shares of Common Stock of the Company purchased upon exercise of the Option, except as specifically permitted by this Agreement and the Plan.


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     7. PROCEDURES UPON PERMITTED TRANSFER. The sale, gift, pledge, encumbrance or other transfer of all or any of the shares of Common Stock shall be subject to the conditions set forth in the restrictive legend found in Section 13 of the Plan.

     8. INDEMNIFICATION BY THE OPTIONEE. The Optionee agrees to indemnity and hold the Company harmless from any loss or damage, including attorney's fees or other legal expenses, incurred in the defense or payment of any such claim against the Company resulting from a breach by the Optionee of the representations, warranties or provisions contained in this Agreement.

     9. FINANCIAL STATEMENTS; DISCLOSURE INFORMATION. Optionee shall deliver to the Company written notice of Optionee's intent to exercise this Option at least ten (10) days prior to the date of such exercise. Upon receipt of such notice, the Company shall promptly provide the Optionee and the Optionee's professional financial advisors with access to the Company's most recent audited financial statements (and, if available, audited financial statements for the two preceding fiscal years) and disclosure information that it has filed with the SEC or NASD under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and any associated rules and regulations.

     10. NO RIGHT TO CONTINUED RELATIONSHIP. Nothing herein shall confer upon the Optionee the right to continue as an officer, employee, director or contractor of or with the Company, nor affect any right which the Company may have to terminate its relationship with the Optionee. Except as may be otherwise limited by a written agreement between Company and Optionee, the right of Company to terminate at will Optionee's employment with it at any time is specifically reserved and acknowledged by Optionee.

     12. FURTHER ASSURANCES. From time to time and upon request by the Company, the Optionee agrees to execute such additional documents as the Company may reasonably require in order to effect the purposes of the Plan and this Agreement.

     13. BINDING EFFECT. This Agreement shall be binding upon the Optionee and such Optionee's heirs, successors and assigns, including the Qualified Successor of the Optionee (as this term is defined in the Plan). The obligations of the Optionee hereunder, including specifically the covenant not to compete and the indemnification obligations, shall survive any termination of the Options or the Option Plan.

     14. WAIVERS/MODIFICATIONS. No waivers, alterations or modifications of this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought. The failure of any party to enforce any of its rights against the other party for breach of any of the terms of this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

     15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland and any disputes hereunder shall be resolved in Maryland courts.


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     In witness whereof, the parties have executed this Agreement as of the day and year above written.

                                       View Systems, Inc.


                                       By:____________________________________


                                       Optionee:

                                       _______________________________________


                                    EXHIBIT B

                       NOTICE OF EXERCISE OF STOCK OPTION

         I, _______________, pursuant to that certain View Systems, Inc. Stock Option and Stock Option Agreement (the "Stock Option"), dated ________, granting me a conditional Non-Qualified Option to purchase 25,000 shares of common stock of View Systems, Inc. 1999 Stock Option Plan, hereby elect to exercise my option to purchase ___ shares of common stock of View Systems, Inc. This option to purchase is being exercised in accordance with, and subject to, all of the terms and conditions of the Stock Option and the View Systems, Inc. 1999 Stock Option Plan. I hereby reaffirm all of the representations and warranties I made in the Stock Option.

         The consideration for the exercise of the option is:

                   Check, cash or certified funds in the amount of $_____ that is submitted with this notice; Payment of Shares with a current value of $_______________